Exhibit 99.1

October 28, 2019

Gardner Denver Reports Third Quarter 2019 Results
•	Revenues of $597 million, down 11% from the prior year excluding the impact of foreign exchange (“FX”)

•	Reported net income of $41 million, down 43% from the prior year, and adjusted net income of $86 million, down 16% from the prior year

•	Adjusted EBITDA of $142 million, down 20% from the prior year excluding the impact of FX, with a margin of 23.8%

•	Free cash flow of $105 million, up 14% from the prior year, yielding free cash flow to reported net income conversion of 254%

•	Executed restructuring action expected to deliver $10 million in annualized savings

•	Updating full year 2019 Adjusted EBITDA guidance to a range of $550 million to $570 million

•	Pending transaction with Ingersoll Rand’s Industrial segment on track to close by early 2020 with increased confidence in achieving $250 million cost synergy target

Milwaukee, WI (October 28, 2019) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today third quarter 2019 results.
Third quarter revenues of $597 million were down 13% compared to the prior year and down 11% excluding the impact of FX.  Net income in the quarter was $41 million, or $0.20 per share based on diluted share count of 209 million, compared to prior year net income of $72 million, or $0.35 per share based on diluted share count of 209 million.  Adjusted net income decreased 16% to $86 million, or $0.41 per share, compared to $103 million, or $0.49 per share, in the prior year.  Adjusted EBITDA was $142 million, down 20% compared to the prior year.  Adjusted EBITDA as a percentage of revenues decreased 260 basis points to 23.8% as compared to 26.4% in the prior year.
In the third quarter, Gardner Denver generated $114 million of cash flow from operating activities and invested $9 million in capital expenditures, resulting in free cash flow of $105 million, compared to $93 million in the prior year.  Third quarter net debt to Adjusted EBITDA leverage improved to 1.9x from 2.0x in the second quarter of 2019.

Ingersoll Rand Transaction

“Our excitement around the pending transaction with Ingersoll Rand’s Industrial segment continues to grow, as we are combining two premier companies to create a global leader in mission-critical flow creation and industrial technologies,” said Vicente Reynal, Chief Executive Officer.  “The combined company will have a strong base of complementary technologies and solutions, including an expected approximately 40% of sales coming from aftermarket parts and services, and enhanced end market diversification with upstream energy expected to comprise less than 10% of the combined company.”
“In terms of the timeline, the teams continue to make solid progress on the required regulatory milestones to meet the early 2020 closing target as well as integration planning,” stated Reynal.  “As a reminder, we have completed the US antitrust process and all initial international antitrust filings were filed in October.  In addition, we are continuing to build our synergy funnel and we feel increasing confidence in our ability to deliver the $250 million target for cost synergies.”
Business Trends

“The third quarter was a good example of the team’s nimble execution in the midst of challenging market conditions through the use of the Gardner Denver Execution Excellence process (“GDX”),” said Reynal.  “I am pleased with the team’s ability to focus on those areas within their control as we delivered sequential margin expansion versus the second quarter despite lower revenue and executed an incremental restructuring action that is expected to deliver $10 million in annualized savings across the total business with approximately $2 million to be realized in 2019.  In addition, working capital as a percent of sales improved 130 basis points from prior year, leading to strong free cash flow.  A particular highlight was inventory performance, which reduced over $10 million from third quarter of prior year and approximately $40 million when excluding the impact of our upstream energy business.”
“Our Industrials segment delivered positive FX-adjusted revenue and orders growth against strong prior year comps, led by mid single digit growth in the Americas and low single digit growth in Europe.  These results were lower than our original expectations due to continued global market conditions softening, resulting in our expected quarter end ramp not happening and several large Asia Pacific project deferrals.  We expect similar market conditions for the remainder of 2019,” continued Reynal.

“Within our Energy segment, the upstream business performed in line with expectations as orders were comparable to what we delivered in the second quarter and almost exclusively comprised of aftermarket parts and services.  Given an expectation for lower activity levels in the fourth quarter as well as lower customer capital investments, we are expecting upstream energy revenues to be down sequentially.  The mid and downstream businesses experienced low single digit FX-adjusted revenue declines as market conditions were very similar to what we saw in our Industrials segment, leading to several large project deferrals in Asia Pacific.  Orders performance was comparatively stronger with FX-adjusted growth of 10% and while the funnel remains healthy we are seeing delays in the quote-to-order cycle for larger projects,” stated Reynal.
“In the Medical segment, solid performance across both gas and liquid pump markets led to mid single digit FX-adjusted revenue growth and 190 basis points of Adjusted EBITDA margin expansion.  FX-adjusted orders performance was down high single digits due largely to the timing of a prior year order which the customer is now placing in smaller quarterly installments.”
Third quarter 2019 performance:

Industrials

-	Orders of $313 million, flat compared to the prior year, and up 3% excluding the impact of FX; this is on top of 8% growth in the prior year excluding the impact of FX

-	Revenues of $316 million, down 1% compared to the prior year, and up 1% excluding the impact of FX; this is on top of 13% growth in the prior year excluding the impact of FX

-	Segment Adjusted EBITDA of $70 million, down 3% from $72 million in the prior year

-
Segment Adjusted EBITDA margin of 22.2%, down 30 basis points from 22.5% in the prior year, driven by weakness in Asia Pacific and project deferrals; Americas and EMEA combined margin expansion positive

Energy

-	Orders of $205 million, down 21% compared to the prior year, and down 20% excluding the impact of FX

-	Upstream Energy orders of $104 million, down 38% compared to the prior year

-	Revenues of $209 million, down 30% compared to the prior year, and down 29% excluding the impact of FX

-	Upstream Energy revenues of $100 million, down 46% compared to the prior year

-	Segment Adjusted EBITDA of $55 million, down 42% from $95 million in the prior year

-	Segment Adjusted EBITDA margin of 26.6%, down 520 basis points from 31.8% in the prior year, driven largely by the declines in the upstream business

Medical

-	Orders of $66 million, down 10% compared to the prior year, and down 8% excluding the impact of FX; this is on top of 21% growth in the prior year excluding the impact of FX

-	Revenues of $72 million, up 3% compared to the prior year, and up 5% excluding the impact of FX; this is on top of 19% growth in the prior year excluding the impact of FX

-	Segment Adjusted EBITDA of $22 million, up 9% from $21 million in the prior year

-	Segment Adjusted EBITDA margin of 31.0%, up 190 basis points from the prior year, driven primarily by strong volume growth and operational efficiencies

2019 Guidance and Outlook

“Given the softening macro-environment across industrial and upstream energy markets as well as incremental FX headwinds, we are updating our full year 2019 Adjusted EBITDA guidance to a range of $550 million to $570 million from $610 million to $630 million.  The revised guidance reflects an expectation of mid single digit revenue declines across the total company, excluding the impact of FX, and high single digit declines including FX,” stated Reynal.
Reynal continued, “From a year over year perspective, it is important to note that we expect positive Adjusted EBITDA results, excluding FX, in our Industrials, mid and downstream Energy and Medical businesses.  The expected year over year decline is attributed to lower anticipated performance in the upstream Energy business, FX headwinds and anticipated increases in Corporate costs.  In addition, we expect total year free cash flow to reported net income conversion to be above 100%, or approximately $275 million.  The revised forecast includes an expectation for capital expenditures to be at the bottom end of our previous range, or approximately $50 million, as we continue to be prudent given market conditions as well as not making investments that may prove to be duplicative given the operations and footprint we will be merging with from the Ingersoll Rand Industrials segment.”
Conference Call
Gardner Denver will broadcast a conference call to discuss results for the third quarter of 2019 on Tuesday, October 29, 2019 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at https://investors.gardnerdenver.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Business Trends” and “2019 Guidance and Outlook" sections of this press release. You can identify these forward-looking statements by the use of words such as "outlook," “guidance,” "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including relating to the pending merger between Ingersoll-Rand plc’s (“Ingersoll-Rand”) Industrial segment (“Ingersoll Rand Industrial”) and Gardner Denver, including that conditions to such merger may not be satisfied, that such pending merger may require significant time and attention of Gardner Denver’s management, and that such pending merger may have a material adverse effect on Gardner Denver whether or not it is completed, macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the pending merger transaction between Gardner Denver and Ingersoll Rand Industrial, Gardner Denver and Ingersoll Rand Industrial will file registration statements with the SEC registering shares of Gardner Denver common stock and Ingersoll Rand Industrial common stock in connection with the proposed transaction. Gardner Denver will also file a proxy statement, which will be sent to the Gardner Denver shareholders in connection with their vote required in connection with the proposed transaction. If the transaction is effected in whole or in part via an exchange offer, Ingersoll-Rand will also file with the SEC a Schedule TO with respect thereto. Ingersoll-Rand shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and Gardner Denver stockholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Gardner Denver, Ingersoll Rand Industrial and the proposed transaction. The proxy statement, prospectus and/or information statement, and other documents relating to the proposed transactions (when they become available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) will also be available free of charge on Ingersoll-Rand’s website at http://ir.ingersollrand.com or on Gardner Denver’s website at https://investors.gardnerdenver.com. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Gardner Denver in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.

NO OFFER OR SOLICITATION
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
This press release is not a solicitation of a proxy from any security holder of Gardner Denver. However, Ingersoll-Rand, Gardner Denver and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Gardner Denver in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Ingersoll-Rand may be found in its Annual Report on Form 10-K filed with the SEC on February 12, 2019 and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019. Information about the directors and executive officers of Gardner Denver may be found in its Annual Report on Form 10-K filed with the SEC on February 27, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting of Stockholders filed with the SEC on March 26, 2019.
About Gardner Denver
Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses.  Gardner Denver supports its customers through its global geographic footprint of 40 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at
http://investors.gardnerdenver.com.
Contact
Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com
Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future.  Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.
Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.
Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)
	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2019	2018	2019	2018

Revenues	$596.7	$689.3	$1,846.1	$1,977.1
Cost of sales	375.2	426.9	1,159.7	1,233.6
Gross Profit	221.5	262.4	686.4	743.5
Selling and administrative expenses[1]	95.3	107.7	323.0	330.4
Amortization of intangible assets	30.4	31.0	92.6	93.4
Other operating expense, net	22.9	6.0	43.1	10.8
Operating Income	72.9	117.7	227.7	308.9
Interest expense	23.2	24.4	68.0	76.5
Loss on extinguishment of debt	-	0.9	0.2	1.0
Other income, net	(0.6)	(2.4)	(3.1)	(6.7)
Income Before Income Taxes	50.3	94.8	162.6	238.1
Provision for income taxes	9.0	22.6	29.2	63.2
Net Income	$41.3	$72.2	$133.4	$174.9
Basic earnings per share	$0.20	$0.36	$0.66	$0.87
Diluted earnings per share	$0.20	$0.35	$0.64	$0.83

[1]
The classification of stock-based compensation expense reported in previous periods of 2019 was corrected during the three and nine month periods ended September 30, 2019.  As a result, previously reported “Other operating expense, net” was decreased and “Selling and administrative expenses” was increased by $16.4 million for the six month period ended June 30, 2019.  “Selling and administrative expenses” includes $0.5 million in the three month period ended September 30, 2019 and $16.9 million in the nine month period ended September 30, 2019.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)
(Unaudited)
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$406.4	$221.2
Accounts receivable, net of allowance for doubtful accounts of $17.0 and $17.4, respectively	458.4	525.4
Inventories	539.3	523.9
Other current assets	90.0	60.7
Total current assets	1,494.1	1,331.2
Property, plant and equipment, net of accumulated depreciation of $275.9 and $250.0, respectively	334.0	356.6
Goodwill	1,266.0	1,289.5
Other intangible assets, net	1,266.3	1,368.4
Deferred tax assets	1.1	1.3
Other assets	192.3	140.1
Total assets	$4,553.8	$4,487.1
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$7.7	$7.9
Accounts payable	336.6	340.0
Accrued liabilities	251.5	248.5
Total current liabilities	595.8	596.4
Long-term debt, less current maturities	1,593.8	1,664.2
Pensions and other postretirement benefits	85.6	94.8
Deferred income taxes	274.0	265.5
Other liabilities	214.1	190.2
Total liabilities	2,763.3	2,811.1
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 206,245,423 and 201,051,291 shares issued at September 30, 2019 and December 31, 2018, respectively	2.1	2.0
Capital in excess of par value	2,294.3	2,282.7
Accumulated deficit	(167.1)	(308.7)
Accumulated other comprehensive loss	(302.5)	(247.0)
Treasury stock at cost; 1,701,983 and 2,881,436 shares at September 30, 2019 and December 31, 2018, respectively	(36.3)	(53.0)
Total stockholders' equity	1,790.5	1,676.0
Total liabilities and stockholders' equity	$4,553.8	$4,487.1

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)
	For the Nine Month Period Ended September 30,
	2019	2018

Cash Flows From Operating Activities:
Net income	$133.4	$174.9
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	92.6	93.4
Depreciation in cost of sales	33.3	33.9
Depreciation in selling and administrative expenses	7.0	7.3
Stock-based compensation expense	13.4	6.1
Foreign currency transaction losses (gains), net	3.1	(0.6)
Net gain on asset dispositions	(0.1)	(1.1)
Loss on extinguishment of debt	0.2	1.0
Deferred income taxes	1.3	27.5
Changes in assets and liabilities
Receivables	47.7	10.5
Inventories	(26.2)	(44.7)
Accounts payable	9.7	57.2
Accrued liabilities	(10.9)	(34.1)
Other assets and liabilities, net	(60.2)	(33.0)
Net cash provided by operating activities	244.3	298.3
Cash Flows From Investing Activities:
Capital expenditures	(33.8)	(32.1)
Net cash paid in business combinations	(12.0)	(113.6)
Disposals of property, plant and equipment	0.7	3.1
Net cash used in investing activities	(45.1)	(142.6)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(30.8)	(262.4)
Purchases of treasury stock	(17.3)	(16.7)
Proceeds from stock option exercises	37.3	6.3
Payments of contingent consideration	(2.0)	-
Payments of debt issuance costs	(0.3)	-
Net cash used in financing activities	(13.1)	(272.8)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(7.2)
Net increase (decrease) in cash and cash equivalents	185.2	(124.3)
Cash and cash equivalents, beginning of period	221.2	393.3
Cash and cash equivalents, end of period	$406.4	$269.0

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND EARNINGS PER SHARE TO
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(Dollars in millions, except per share amounts)
(Unaudited)
	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2019	2018	2019	2018
Net Income	$41.3	$72.2	$133.4	$174.9
Basic Earnings Per Share (As Reported)	$0.20	$0.36	$0.66	$0.87
Diluted Earnings Per Share (As Reported)	$0.20	$0.35	$0.64	$0.83
Plus:
Provision for income taxes	9.0	22.6	29.2	63.2
Amortization of acquisition related intangible assets	27.9	27.2	84.5	82.8
Restructuring and related business transformation costs	9.9	12.3	16.1	25.2
Acquisition related expenses and non-cash charges	15.9	2.8	34.7	13.1
Expenses related to public stock offerings	-	0.3	-	2.2
Establish public company financial reporting compliance	-	1.3	0.6	3.2
Stock-based compensation	0.5	1.1	16.9	2.9
Foreign currency transaction (gains) losses, net	(0.6)	(0.8)	3.1	(0.6)
Loss on extinguishment of debt	-	0.9	0.2	1.0
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	(0.1)	0.7	0.8	0.4
Minus:
Income tax provision, as adjusted	17.5	37.9	57.9	87.7
Adjusted Net Income	$86.3	$102.7	$255.6	$276.1
Adjusted Basic Earnings Per Share	$0.42	$0.51	$1.26	$1.37
Adjusted Diluted Earnings Per Share[1]	$0.41	$0.49	$1.23	$1.32

Average shares outstanding:
Basic, as reported	204.2	201.9	203.1	201.8
Diluted, as reported	209.0	209.1	208.6	209.6
Adjusted diluted[1]	209.0	209.1	208.6	209.6

[1]	Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED
NET INCOME AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in millions)
(Unaudited)
	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2019	2018	2019	2018
Net Income	$41.3	$72.2	$133.4	$174.9
Plus:
Interest expense	23.2	24.4	68.0	76.5
Provision for income taxes	9.0	22.6	29.2	63.2
Depreciation expense	12.7	13.4	40.3	41.2
Amortization expense	30.4	31.0	92.6	93.4
Restructuring and related business transformation costs	9.9	12.3	16.1	25.2
Acquisition related expenses and non-cash charges	15.9	2.8	34.7	13.1
Expenses related to public stock offerings	-	0.3	-	2.2
Establish public company financial reporting compliance	-	1.3	0.6	3.2
Stock-based compensation	0.5	1.1	16.9	2.9
Foreign currency transaction (gains) losses, net	(0.6)	(0.8)	3.1	(0.6)
Loss on extinguishment of debt	-	0.9	0.2	1.0
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	(0.1)	0.7	0.8	0.4
Adjusted EBITDA	$142.2	$182.2	$429.9	$492.1
Minus:
Interest expense	23.2	24.4	68.0	76.5
Income tax provision, as adjusted	17.5	37.9	57.9	87.7
Depreciation expense	12.7	13.4	40.3	41.2
Amortization of non-acquisition related intangible assets	2.5	3.8	8.1	10.6
Adjusted Net Income	$86.3	$102.7	$255.6	$276.1
Free Cash Flow
Cash flows - operating activities	$114.2	$103.8	$244.3	$298.3
Minus:
Capital expenditures	9.1	11.3	33.8	32.1
Free Cash Flow	$105.1	$92.5	$210.5	$266.2

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME BEFORE INCOME TAXES
(Dollars in millions)
(Unaudited)
	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2019	2018	2019	2018

Revenue
Industrials	$315.9	$320.0	$968.2	$965.7
Energy	208.5	298.8	664.4	814.1
Medical	72.3	70.5	213.5	197.3
Total Revenue	$596.7	$689.3	$1,846.1	$1,977.1
Segment Adjusted EBITDA
Industrials	$70.1	$72.1	$217.7	$210.0
Energy	55.4	94.9	171.7	242.5
Medical	22.4	20.5	63.8	54.4
Total Segment Adjusted EBITDA	$147.9	$187.5	$453.2	$506.9
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$5.7	$5.3	$23.3	$14.8
Interest expense	23.2	24.4	68.0	76.5
Depreciation and amortization expense	43.1	44.4	132.9	134.6
Restructuring and related business transformation costs	9.9	12.3	16.1	25.2
Acquisition related expenses and non-cash charges	15.9	2.8	34.7	13.1
Expenses related to public stock offerings	-	0.3	-	2.2
Establish public company financial reporting compliance	-	1.3	0.6	3.2
Stock-based compensation	0.5	1.1	16.9	2.9
Foreign currency transaction (gains) losses, net	(0.6)	(0.8)	3.1	(0.6)
Loss on extinguishment of debt	-	0.9	0.2	1.0
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	(0.1)	0.7	0.8	0.4
Income Before Income Taxes	$50.3	$94.8	$162.6	$238.1